Exhibit 8.1


                        SIDLEY AUSTIN BROWN & WOOD LLP

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                               August 8, 2005


Citigroup Commercial Mortgage Securities Inc.
388 Greenwich Street
New York, New York 10013

            Re:   Citigroup Commercial Mortgage Securities Inc.
                  Commercial Mortgage Pass-Through Certificates
                  ---------------------------------------------

Dear Ladies and Gentlemen:

            We have acted as counsel for Citigroup Commercial Mortgage Securities Inc., a Delaware corporation (the "Registrant"), in connection with a registration statement on Form S-3 (the "Registration Statement") filed by the Registrant on or about the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act"), which Registration Statement relates to the offering of various series (each, a "Series") of commercial mortgage pass-through certificates ("Certificates") from time to time.

            Each Series of Certificates is to be sold as described in the Registration Statement, in any amendment thereof, and in the prospectus and prospectus supplement relating to such Series of Certificates (the "Prospectus" and "Prospectus Supplement", respectively). In general, each Series of Certificates will be issued under a pooling and servicing agreement (a "Pooling and Servicing Agreement") between the Registrant and the master servicer, the special servicer, the trustee and any other relevant parties named therein. A form of Pooling and Servicing Agreement has been incorporated by reference into the Registration Statement as Exhibit 4.1 from an earlier registration statement on Form S-3 filed by the Registrant.

            In acting on behalf of the Registrant, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we deemed necessary for the purposes of this opinion. In our examination, we have assumed the following: (a) the genuineness of all signatures; (b) the legal capacity of natural persons; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents; and (e) the truth, accuracy and


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SIDLEY AUSTIN BROWN & WOOD LLP                                        NEW YORK

Citigroup Commercial Mortgage Securities Inc.
August 8, 2005
Page 2



completeness of the information, representations and warranties contained in the records, documents, instruments and certificates that we have reviewed. As to any facts material to the opinions expressed herein which were not known to us, we have relied upon certificates, statements and representations of officers and other representatives of the Registrant and others.

            Based upon and subject to the foregoing, we are of the opinion that the description set forth under the caption "Federal Income Tax Consequences" in the form of Prospectus included in the Registration Statement correctly describes, as of the date hereof, the material aspects of the federal income tax treatment of an investment in Certificates to investors that are U.S. Persons (as defined in that form of Prospectus) and, where expressly indicated therein, to investors that are not U.S. Persons.

            We know that we will be referred to under the heading "Federal Income Tax Consequences" in the Prospectus Supplement for each Series of Certificates with respect to which we act as counsel to the Registrant, and we hereby consent to such use of our name in each such Prospectus Supplement and to the use of this opinion for filing in connection with the Registration Statement. In giving such consent, we do not consider that we are "experts", within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement including this opinion as an exhibit or otherwise.

            We express no opinion as to any laws other than the federal laws of the United States of America, and do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed above.

                                       Very truly yours,



                                       /s/ Sidley Austin Brown & Wood LLP